JPMorgan Chase Financial Company LLC	January 2025

Pricing Supplement

Registration Statement Nos. 333-270004 and 333-270004-01

Dated January 17, 2025

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Callable Securities due July 22, 2027

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to 2.45% of the stated principal amount with respect to each quarterly monitoring period during which the closing level of each of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index on each day is greater than or equal to 70% of its initial index value, which we refer to as a downside threshold level.  However, if, on any day during a quarterly monitoring period, the closing level of any underlying index is less than its downside threshold level, you will not receive any contingent quarterly payment for the related quarterly monitoring period.  In addition, we will have the right to redeem the securities at our discretion on any contingent payment date (other than the final contingent payment date) for an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying indices. If the securities have not been redeemed prior to maturity and the final index value of each underlying index is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be the stated principal amount and, if the closing level of each underlying index on each day during the final quarterly monitoring period is greater than or equal to its downside threshold level, the contingent quarterly payment with respect to the final quarterly monitoring period.  If, however, the securities have not been redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, you will be exposed to the decline in the worst performing of the underlying indices, as compared to its initial index value, on a 1-to-1 basis and will receive a cash payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities. Because all payments on the securities are based on the worst performing of the underlying indices, a decline in the level of any underlying index below its downside threshold level will result in few or no contingent quarterly payments and/or significant loss of your initial investment, even if the other underlying indices appreciate or have not declined as much.  Investors will not participate in any appreciation of any underlying index. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program.  Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying indices:	EURO STOXX 50® Index (Bloomberg ticker: SX5E Index) (the “SX5E Index”), S&P 500® Index (Bloomberg ticker: SPX Index) (the “SPX Index”) and Russell 2000® Index (Bloomberg ticker: RTY Index) (the “RTY Index”) (each an “underlying index”)
Aggregate principal amount:	$10,411,000
Optional early redemption:	We, at our discretion, may redeem the securities early, in whole but not in part, on any of the contingent payment dates (other than the final contingent payment date) for the early redemption payment. If we intend to redeem your securities early, we will deliver notice to The Depository Trust Company, or DTC, at least three business days before the applicable contingent payment date. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying indices. No further payments will be made on the securities once they have been redeemed.
Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.
Contingent quarterly payment:

•   If the closing level of each underlying index is greater than or equal to its downside threshold level on each day during a quarterly monitoring period, we will pay a contingent quarterly payment of $24.50 (2.45% of the stated principal amount) per security on the related contingent payment date.

•   If the closing level of any underlying index is less than its downside threshold level on any day during a quarterly monitoring period, no contingent quarterly payment will be payable with respect to that quarterly monitoring period. It is possible that the closing level of one or more of the underlying indices will be below their respective downside threshold levels on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments.

Payment at maturity:	• If the final index value of each underlying index is greater than or equal to its downside threshold level:	(i) the stated principal amount plus, (ii) if the closing level of each underlying index on each day during the final quarterly monitoring period is greater than or equal to its downside threshold level, the contingent quarterly payment with respect to the final quarterly monitoring period.
	• If the final index value of any underlying index is less than its downside threshold level:	(i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index. This cash payment will be less than 70% of the stated principal amount of the securities and could be zero.
Downside threshold level:

With respect to the SX5E Index: 3,603.81, which is equal to 70% of its initial index value

With respect to the SPX Index: 4,197.662, which is equal to 70% of its initial index value

With respect to the RTY Index: 1,593.1174, which is equal to 70% of its initial index value

Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	January 17, 2025
Original issue date (settlement date):	January 23, 2025
Maturity date*:	July 22, 2027
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$17.50 (2)	$977.50
$5.00 (3)
Total	$10,411,000.00	$234,247.50	$10,176,752.50

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $17.50 per $1,000 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of a change-in-law event as described under “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a change-in-law event occurs” in this document

The estimated value of the securities on the pricing date was $958.40 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 10 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Prospectus addendum dated June 3, 2024: http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Terms continued from previous page:
Quarterly monitoring period:	With respect to each contingent payment date, the period from but excluding the second immediately preceding determination date (or, in the case of the first determination date, from but excluding the pricing date) to and including the immediately preceding determination date
Initial index value:	With respect to the SX5E Index: 5,148.30, which is its closing level on the pricing date
With respect to the SPX Index: 5,996.66, which is its closing level on the pricing date
With respect to the RTY Index: 2,275.882, which is its closing level on the pricing date
Final index value:	With respect to each underlying index, its closing level on the final determination date
Worst performing underlying index:	The underlying index with the worst index performance factor
Index performance factor:	With respect to each underlying index, its final index value divided by its initial index value
Determination dates*:	April 17, 2025, July 17, 2025, October 17, 2025, January 20, 2026, April 17, 2026, July 17, 2026, October 19, 2026, January 19, 2027, April 19, 2027 and July 19, 2027
Contingent payment dates*:	April 22, 2025, July 22, 2025, October 22, 2025, January 23, 2026, April 22, 2026, July 22, 2026, October 22, 2026, January 22, 2027, April 22, 2027 and the maturity date
CUSIP/ISIN:	48135WX68 / US48135WX681
Listing:	The securities will not be listed on any securities exchange.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of a change-in-law event as described under “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a change-in-law event occurs” in this document

January 2025	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Investment Summary

The Contingent Income Callable Securities due July 22, 2027 Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index, which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to $24.50 (2.45% of the stated principal amount) per security, with respect to each quarterly monitoring period during which the closing level of each underlying index on each day is greater than or equal to 70% of its initial index value, which we refer to as a downside threshold level. The contingent quarterly payment, if any, will be payable quarterly on the contingent payment date immediately following the determination date on which the related quarterly monitoring period ends. However, if the closing level of any underlying index is less than its downside threshold level on any day during a quarterly monitoring period, investors will receive no contingent quarterly payment for that quarterly monitoring period. It is possible that the closing level of one or more underlying indices could be below their respective downside threshold levels on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if all of the underlying indices were to be at or above their respective downside threshold levels on each day during some quarterly monitoring periods, one or more underlying indices may fluctuate below their respective downside threshold level(s) on any day during others.

In addition, we will have the right to redeem the securities at our discretion on any contingent payment date (other than the final contingent payment date) for the early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying indices. If the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its downside threshold level, the payment at maturity will be the sum of the stated principal amount and, if the closing level of each underlying index on each day during the final quarterly monitoring period is greater than or equal to its downside threshold level, the contingent quarterly payment with respect to the final quarterly monitoring period. However, if the securities have not previously been redeemed and the final index value of any underlying index is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index, which will be less than 70% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities. In addition, investors will not participate in any appreciation of the underlying indices.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

Any values of the underlying indices, and any values derived therefrom, included in this document may be corrected, in the event of manifest error or inconsistency, by amendment of this document and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

January 2025	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment equal to 2.45% of the stated principal amount with respect to each quarterly monitoring period during which the closing level of each underlying index on each day is greater than or equal to 70% of its initial index value, which we refer to as a downside threshold level. The securities may be redeemed prior to maturity for the stated principal amount per security plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period, and the payment at maturity will vary depending on the closing level of each underlying index on each day during the final quarterly monitoring period including its final index value, as follows:

Scenario 1

On any contingent payment date (other than the final contingent payment date), we elect to redeem the securities.

▪      The securities will be redeemed for (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.

▪      Investors will not participate in any appreciation of any underlying index from its initial index value.

Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying indices. It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the closing level of each underlying index is at or above its downside threshold level, which would otherwise potentially result in an amount of interest payable on the securities that is greater than instruments issued by us of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying above-market interest.

If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment. Under these circumstances, you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk. On the other hand, we will be less likely to exercise our redemption right when the closing level of any underlying index is below its downside threshold level, such that you will receive no contingent quarterly payments and/or that you might suffer a significant loss on your investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no contingent quarterly payments and that you will suffer a significant loss on your investment at maturity.

Scenario 2

The securities are not redeemed prior to maturity, and the final index value of each underlying index is greater than or equal to its downside threshold level.

▪     The payment due at maturity will be (i) the stated principal amount plus, (ii) if the closing level of each underlying index on each day during the final quarterly monitoring period is greater than or equal to its downside threshold level, a contingent quarterly payment with respect to the final quarterly monitoring period.

▪      Investors will not participate in any appreciation of any underlying index from its initial index value.

Scenario 3

The securities are not redeemed prior to maturity, and the final index value of any underlying index is less than its downside threshold level.

▪      The payment due at maturity will be (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index.

Investors will lose some, and may lose all, of their principal in this scenario.

January 2025	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels of the underlying indices, (2) the final index values of the underlying indices and (3) whether we exercise our option to redeem the securities.

Diagram #1: Quarterly Monitoring Periods (Other Than the Final Quarterly Monitoring Period)

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

January 2025	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is payable with respect to a quarterly monitoring period, how to calculate the early redemption payment if we elect to redeem the securities early and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly payment will be determined by reference to the closing level of each underlying index on each day during a quarterly monitoring period and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index and the closing level of each underlying index on each day during the final quarterly monitoring period. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying indices. The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and does not represent the actual initial index value of any underlying index. The actual initial index value of each underlying index is the closing level of that underlying index on the pricing date and is specified on the cover of this pricing supplement. For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “EURO STOXX 50® Index Overview,” “S&P 500® Index Overview” and “Russell 2000® Index Overview,” as applicable, in this document. The actual downside threshold level of each underlying index is specified on the cover of this pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis.

The examples below are based on the following assumed terms:

Contingent quarterly payment:	A contingent quarterly payment of $24.50 per quarter per security will be paid on the securities on each contingent payment date but only if the closing level of each underlying index is at or above its downside threshold level on each day during the related quarterly monitoring period.
Early redemption:	We, at our discretion, may redeem the securities early, in whole but not in part, on any of the contingent payment dates (other than the final contingent payment date) for the early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.
Payment at maturity (if the securities have not been redeemed early):

If the final index value of each underlying index is greater than or equal to its downside threshold level: the stated principal amount and, if the closing level of each underlying index on each day of the final quarterly monitoring period is greater than or equal to its downside threshold level, the contingent quarterly payment with respect to the final quarterly monitoring period.

If the final index value of any underlying index is less than its downside threshold level: (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index.

Stated principal amount:	$1,000 per security
Hypothetical initial index value:	With respect to the SX5E Index: 100.00 With respect to the SPX Index: 100.00 With respect to the RTY Index: 100.00
Hypothetical downside threshold level:

With respect to the SX5E Index: 70.00, which is 70% of the hypothetical initial index value for such index

With respect to the SPX Index: 70.00, which is 70% of the hypothetical initial index value for such index

With respect to the RTY Index: 70.00, which is 70% of the hypothetical initial index value for such index

January 2025	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

How to determine whether a contingent quarterly payment is payable with respect to a quarterly monitoring period:

	Lowest closing level during quarterly monitoring period			Contingent quarterly payment
	SX5E Index	SPX Index	RTY Index
Hypothetical Quarterly Monitoring Period 1	80 (at or above downside threshold level)	85 (at or above downside threshold level)	90 (at or above downside threshold level)	$24.50
Hypothetical Quarterly Monitoring Period 2	50 (below downside threshold level)	75 (at or above downside threshold level)	55 (below downside threshold level)	$0
Hypothetical Quarterly Monitoring Period 3	80 (at or above downside threshold level)	45 (below downside threshold level)	50 (below downside threshold level)	$0
Hypothetical Quarterly Monitoring Period 4	50 (below downside threshold level)	40 (below downside threshold level)	30 (below downside threshold level)	$0

During hypothetical quarterly monitoring period 1, each underlying index closes at or above its downside threshold level on each day. Therefore, a contingent quarterly payment of $24.50 is payable on the relevant contingent payment date.

During each of the hypothetical quarterly monitoring periods 2 and 3, one underlying index closes at or above its downside threshold level on each day but the other underlying indices close below their respective downside threshold levels on at least one day. Therefore, no contingent quarterly payment is payable on the relevant contingent payment date.

During hypothetical quarterly monitoring period 4, each underlying index closes below its downside threshold level on at least one day and, accordingly, no contingent quarterly payment is payable on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing level of any underlying index is below its downside threshold level on any day during the related quarterly monitoring period.

How to calculate the early redemption payment if we elect to redeem the securities early:

	Lowest closing level during quarterly monitoring period			Early redemption payment
	SX5E Index	SPX Index	RTY Index
Example 1:	45 (below downside threshold level)	90 (at or above downside threshold level)	50 (below downside threshold level)	$1,000 (the stated principal amount)
Example 2:	80 (at or above downside threshold level)	85 (at or above downside threshold level)	90 (at or above downside threshold level)	$1,024.50 (the stated principal amount plus the contingent quarterly payment with respect to the related quarterly monitoring period)

In example 1, we elect to redeem the securities early on a contingent payment date (other than the final contingent payment date). During the related quarterly monitoring period, one underlying index closes at or above its downside threshold level on each day but the other underlying indices close below their respective downside threshold levels on at least one day. Therefore, you receive an early redemption payment equal to the stated principal amount of the securities. No further payments will be made on the securities once they have been redeemed.

In example 2, we elect to redeem the securities early on a contingent payment date (other than the final contingent payment date). During the related quarterly monitoring period, each underlying index closes at or above its downside threshold level on

January 2025	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

each day. Therefore, you receive an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related quarterly monitoring period. No further payments will be made on the securities once they have been redeemed.

How to calculate the payment at maturity (if the securities have not been redeemed early):

	Lowest closing level during final quarterly monitoring period			Final index value			Payment at maturity
	SX5E Index	SPX Index	RTY Index	SX5E Index	SPX Index	RTY Index
Example 1:	90 (at or above downside threshold level)	80 (at or above downside threshold level)	75 (at or above downside threshold level)	100 (at or above downside threshold level)	90 (at or above downside threshold level)	80 (at or above downside threshold level)	$1,024.50 (the stated principal amount plus the contingent quarterly payment with respect to the final quarterly monitoring period)
Example 2:	40 (below downside threshold level)	55 (below downside threshold level)	50 (below downside threshold level)	80 (at or above downside threshold level)	90 (at or above downside threshold level)	85 (at or above downside threshold level)	$1,000 (the stated principal amount)
Example 3:	80 (at or above downside threshold level)	35 (below downside threshold level)	40 (below downside threshold level)	110 (at or above downside threshold level)	50 (below downside threshold level)	55 (below downside threshold level)	$1,000 × index performance factor of the worst performing underlying index = $1,000 × (50 / 100) = $500.00
Example 4:	30 (below downside threshold level)	50 (below downside threshold level)	40 (below downside threshold level)	40 (below downside threshold level)	55 (below downside threshold level)	50 (below downside threshold level)	$1,000 × (40 / 100) = $400.00
Example 5:	40 (below downside threshold level)	20 (below downside threshold level)	30 (below downside threshold level)	50 (below downside threshold level)	40 (below downside threshold level)	30 (below downside threshold level)	$1,000 × (30 / 100) = $300.00

In example 1, the final index value of each underlying index is at or above its downside threshold level and each underlying index closes at or above its downside threshold level on each day during the final quarterly monitoring period. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final quarterly monitoring period.

In example 2, the final index value of each underlying index is at or above its downside threshold level but at least one underlying index closes below its downside threshold level on at least one day during the final quarterly monitoring period. Therefore, you receive at maturity the stated principal amount of the securities but no contingent quarterly payment is payable with respect to the final quarterly monitoring period.

In example 3, the final index value of one underlying index is at or above its downside threshold level but the final index values of the other underlying indices are below their respective downside threshold levels. Therefore, you are exposed to the downside performance of the worst performing underlying index at maturity and receive a cash payment at maturity equal to the stated principal amount times the index performance factor of the worst performing underlying index.

January 2025	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Similarly, in examples 4 and 5, the final index value of each underlying index is below its downside threshold level, and you receive a cash payment at maturity equal to the stated principal amount times the index performance factor of the worst performing underlying index.

If the final index value of any underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

January 2025	Page 9

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement and Annex A to the accompanying prospectus addendum. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the securities have not been redeemed prior to maturity and if the final index value of any of the underlying indices is less than its downside threshold level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, your payment at maturity will be less than 70% of the stated principal amount and could be zero.
▪	You will not receive any contingent quarterly payment for any quarterly monitoring period if the closing level of any underlying index is less than its downside threshold level on any day during that quarterly monitoring period. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment will be made with respect to a quarterly monitoring period only if the closing level of each underlying index on each day during the quarterly monitoring period is greater than or equal to its downside threshold level. If the closing level of any underlying index is below its downside threshold level on any day during a quarterly monitoring period, you will not receive a contingent quarterly payment for that quarterly monitoring period.

It is possible that the closing level of one or more underlying indices could be below their respective downside threshold levels on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on one of our conventional debt securities of comparable maturity.

▪	The contingent quarterly payment is based on the closing levels of the underlying indices during the quarterly monitoring periods. Whether the contingent quarterly payment will be made with respect to a quarterly monitoring period will be based on the closing level of each underlying index on each day during that quarterly monitoring period. As a result, you will not know whether you will receive the contingent quarterly payment until the end of the related quarterly monitoring period. Moreover, because the contingent quarterly payment is based on the closing level of each underlying index on each day during that quarterly monitoring period, if the closing level of any of the underlying indices on any day during that quarterly monitoring period is below its downside threshold level, you will not receive any contingent quarterly payment with respect to that quarterly monitoring period, even if the closing level of that underlying index was higher on other days during that quarterly monitoring period.
▪	You are exposed to the price risk of all three underlying indices, with respect to all the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the underlying indices may not be correlated. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. Accordingly, your investment is subject to the risk of decline in the closing level of each underlying index.

To receive any contingent quarterly payments, each underlying index must close at or above its downside threshold level on each day throughout a quarterly monitoring period. In addition, if any underlying index has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, even if the other underlying indices have appreciated. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero.

January 2025	Page 10

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying index. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any one underlying index will close below its downside threshold level on any day during a quarterly monitoring period or on the final determination date than if the securities were linked to only one underlying index. In addition, you will not benefit from the performance of any underlying index other than the worst performing underlying index. Therefore, it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
▪	Investors will not participate in any appreciation of any underlying index. Investors will not participate in any appreciation of any underlying index from its initial index value, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each quarterly monitoring period during which the closing level of each underlying index on each day is greater than or equal to its downside threshold level, if any.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the optional early redemption feature of the securities. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying indices. It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the closing level of each underlying index is at or above its downside threshold level, which would otherwise potentially result in an amount of interest payable on the securities that is greater than instruments issued by us of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying above-market interest.

If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment. Under these circumstances, you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk. On the other hand, we will be less likely to exercise our redemption right when the closing level of any underlying index is below its downside threshold level, such that you will receive no contingent quarterly payments and/or that you might suffer a significant loss on your investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no contingent quarterly payments and that you will suffer a significant loss on your investment at maturity.

▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required

January 2025	Page 11

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

▪	We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a change-in-law event occurs. Upon the announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the securities or our ability to hedge or perform our obligations under the securities, we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement for more information.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent quarterly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an

January 2025	Page 12

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

investor in the securities. The calculation agent has determined the initial index values and the downside threshold levels and will determine the final index values and whether the closing level of each underlying index on any day during any quarterly monitoring period or on the final determination date is below its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or upon an early redemption.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the closing levels of the underlying indices. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial index values and, as a result, the downside threshold levels, which are the respective levels at or above which the underlying indices must close on each day during a quarterly monitoring period in order for you to earn a contingent quarterly payment or, if the securities are not redeemed prior to maturity, the respective levels at or above which the underlying indices must close on the final determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlying index at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the values of the underlying indices on any day during any quarterly monitoring period or on the final determination date and, accordingly, whether investors will receive one or more contingent quarterly payments and, if the securities are not redeemed prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

January 2025	Page 13

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of each underlying index;
o	the time to maturity of the securities;
o	whether the closing level of any underlying index has been, or is expected to be, less than its downside threshold level on any day during any quarterly monitoring period;
o	whether we are expected to exercise our right to redeem the securities early;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation between the underlying indices, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the SX5E Index trade and the correlation among those rates and the levels of the SX5E Index; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Indices

▪	JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the SPX Index or the securities.

January 2025	Page 14

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

▪	Investing in the securities is not equivalent to investing in any underlying index. Investing in the securities is not equivalent to investing in any underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.
▪	Adjustments to any underlying index could adversely affect the value of the securities. The underlying index publisher of any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies with respect to the SX5E Index. The equity securities included in the SX5E Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX5E Index are based, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.
▪	An investment in the securities is subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the securities included in any underlying index, or engaging in transactions in them, and any such action could adversely affect the value of the securities or any underlying index. These legislative and regulatory actions could result in restrictions on the securities. You may lose a significant portion or all of your initial investment in the securities if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

January 2025	Page 15

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information about the EURO STOXX 50® Index, see “Equity Index Descriptions ― The STOXX Benchmark Indices” in the accompanying underlying supplement.

Information as of market close on January 17, 2025:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 1/17/2025):	5,148.30
Current Closing Level:	5,148.30	52 Week Low (on 1/17/2024):	4,403.08
52 Weeks Ago (on 1/17/2024):	4,403.08

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the EURO STOXX 50® Index for each quarter in the period from January 1, 2020 through January 17, 2025. The graph following the table sets forth the daily closing levels of the EURO STOXX 50® Index during the same period. The closing level of the EURO STOXX 50® Index on January 17, 2025 was 5,148.30. We obtained the closing level information above and in the table and graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical levels of the EURO STOXX 50® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the EURO STOXX 50® Index on any day during any quarterly monitoring period, including on the final determination date. The payment of dividends on the stocks that constitute the EURO STOXX 50® Index is not reflected in its closing level and, therefore, has no effect on the calculation of the payment at maturity.

EURO STOXX 50® Index	High	Low	Period End
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter	4,408.59	4,218.04	4,399.09
Third Quarter	4,471.31	4,129.18	4,174.66
Fourth Quarter	4,549.44	4,014.36	4,521.44
2024
First Quarter	5,083.42	4,403.08	5,083.42
Second Quarter	5,100.90	4,839.14	4,894.02
Third Quarter	5,067.45	4,571.60	5,000.45
Fourth Quarter	5,041.01	4,729.71	4,895.98
2025
First Quarter (through January 17, 2025)	5,148.30	4,871.45	5,148.30

January 2025	Page 16

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

EURO STOXX 50® Index Historical Performance – Daily Closing Levels* January 2, 2020 to January 17, 2025

6,000
5,000
4,000
3,000
2,000
1,000
0
Index Level
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25

Source: Bloomberg

*The dotted line in the graph indicates the downside threshold level, equal to 70% of the initial index value.

License Agreement. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The STOXX Benchmark Indices — License Agreement” in the accompanying underlying supplement.

January 2025	Page 17

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC, consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the S&P 500® Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Information as of market close on January 17, 2025:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 12/6/2024):	6,090.27
Current Closing Level:	5,996.66	52 Week Low (on 1/17/2024):	4,739.21
52 Weeks Ago (on 1/17/2024):	4,739.21

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Index for each quarter in the period from January 1, 2020 through January 17, 2025. The graph following the table sets forth the daily closing levels of the S&P 500® Index during the same period. The closing level of the S&P 500® Index on January 17, 2025 was 5,996.66. We obtained the closing level information above and in the table and graph below from Bloomberg, without independent verification. The historical levels of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Index on any day during any quarterly monitoring period, including on the final determination date. The payment of dividends on the stocks that constitute the S&P 500® Index is not reflected in its closing level and, therefore, has no effect on the calculation of the payment at maturity.

S&P 500® Index	High	Low	Period End
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter	6,090.27	5,695.94	5,881.63
2025
First Quarter (through January 17, 2025)	5,996.66	5,827.04	5,996.66

January 2025	Page 18

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

S&P 500® Index Historical Performance – Daily Closing Levels* January 2, 2020 to January 17, 2025

7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Index Level
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Source: Bloomberg

*The dotted line in the graph indicates the downside threshold level, equal to 70% of the initial index value.

License Agreement. “S&P®” and “S&P 500®” are trademarks of S&P Global, Inc. or its affiliates have been licensed for use by JPMorgan Chase & Co. and its affiliates, including JPMorgan Financial. See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

January 2025	Page 19

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000ETM Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

Information as of market close on January 17, 2025:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 11/25/2024):	2,442.031
Current Closing Level:	2,275.882	52 Week Low (on 1/17/2024):	1,913.166
52 Weeks Ago (on 1/17/2024):	1,913.166

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Russell 2000® Index for each quarter in the period from January 1, 2020 through January 17, 2025. The graph following the table sets forth the daily closing levels of the Russell 2000® Index during the same period. The closing level of the Russell 2000® Index on January 17, 2025 was 2,275.882. We obtained the closing level information above and in the table and graph below from Bloomberg, without independent verification. The historical levels of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index on any day during any quarterly monitoring period, including on the final determination date. The payment of dividends on the stocks that constitute the Russell 2000® Index is not reflected in its closing level and, therefore, has no effect on the calculation of the payment at maturity.

Russell 2000® Index	High	Low	Period End
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter	2,263.674	2,026.727	2,229.970
Fourth Quarter	2,442.031	2,180.146	2,230.158
2025
First Quarter (through January 17, 2025)	2,275.882	2,189.233	2,275.882

January 2025	Page 20

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Russell 2000® Index Historical Performance – Daily Closing Levels* January 2, 2020 to January 17, 2025

3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25

Source: Bloomberg

*The dotted line in the graph indicates the downside threshold level, equal to 70% of the initial index value.

License Agreement. The “Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. For more information, see “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement.

January 2025	Page 21

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as

January 2025	Page 22

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent quarterly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “EURO STOXX 50® Index Overview,” “S&P 500® Index Overview” and “Russell 2000® Index Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement

January 2025	Page 23

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due July 22, 2027

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Underlying supplement no. 1-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

• Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

January 2025	Page 24